SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K/A
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  August 19, 2009

SHENTANG INTERNATIONAL, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	333-148545
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

7/F Shenping Liyuan Bldg, 3 Longcheng BeiLu, Longgang Central City,
Longgang District, Shenzhen 518116, People’s Republic of China
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(206) 202-3226
(ISSUER TELEPHONE NUMBER)

 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Information

On July 22, 2009, in connection with the Share Purchase Agreement and Share Exchange (the “Exchange Agreement”) with Boom Spring International Limited, the shareholders of Boom Spring, and Shengtang Craft Design (Shenzhen) Co., Ltd., accounted for as a reverse acquisition, we changed our fiscal year end from November 30 to December 31 which conforms to the year end of the accounting acquirer.  We have determined with the advice of our legal counsel that a transition report on Form 10-QT for the quarter ended June 30, 2009 is not required.  As a result of the change in fiscal year end, we anticipate filing our next quarterly report on Form 10-Q for the period ending September 30, 2009.

Item 9.01   Financial Statement and Exhibits.

(a)	Financial Statements of Business Acquired.
Not applicable.

(b)	Pro Forma Financial Information.
Not applicable.

(c)	Exhibits. None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SHENTANG INTERNATIONAL, INC.
Dated: September 9, 2009
By: /s/ Zhongmin Chen
Zhongmin Chen President